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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Hurco Companies, Inc.
Indianapolis, Indiana


We consent to the incorporation by reference in the Registration Statement of Hurco Companies, Inc. on Form S-3 of our report dated December 10, 1993 on our audit of the consolidated financial statements and financial statement schedule of Hurco Companies, Inc., for the year ended October 31, 1993, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "experts".


                              /s/ Coopers & Lybrand L.L.P.
                              COOPERS & LYBRAND L.L.P.


Indianapolis, Indiana
June 3, 1996